UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Independent Bank Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENTAL MATERIALS
RELATING TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 24, 2018
May 17, 2018

The following supplemental information (this “Proxy Supplement”) is being provided by Independent Bank Group, Inc. (the “Company”) in connection with the Company’s proxy statement dated April 26, 2018 (the “Proxy Statement”) furnished in connection with the 2018 Annual Meeting of Shareholders of the Company to be held in the Ballroom of The Grand Hotel, 114 West Louisiana Street, McKinney, Texas 75069, on Thursday, May 24, 2018, at 3:30 p.m., Central Time, and any adjournments thereof. Terms used and not otherwise defined in this Proxy Supplement have the respective meanings ascribed to such terms in the Proxy Statement. The information set forth in this Proxy Supplement is in addition to the information set forth in the Proxy Statement, and should be read in conjunction with the Proxy Statement.
Proposal 2. Approval of Amendment to Independent Bank Group, Inc. 2013 Equity Incentive Plan

The Board of Directors of the Company (the “Board”) and the Compensation Committee of the Board (the “Committee”) have been fully engaged and diligent in preparing, evaluating and approving the Amendment to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) to increase the number of shares reserved for issuance under the 2013 Plan (the “Amendment”). The Board recommends that shareholders vote FOR Proposal 2 and each of the other proposals described in the Proxy Statement, and would like to highlight the following supplemental information for shareholders’ consideration.

1.	Commitment to Eliminate Option Repricing Feature

Following continued engagement and discussions with our shareholders, certain shareholders have expressed concern regarding a technical feature of the 2013 Plan which permits repricing of option awards without shareholder approval. Because we have never granted option awards, there are no outstanding options with respect to our common stock, and we have no intention of granting options in the future. Accordingly, we believe that this feature of the 2013 Plan is not relevant to Proposal 2. Nevertheless, the Company and the Board are committed to maintaining best corporate governance practices, including with respect to the 2013 Plan, and will eliminate the provision relating to repricing of options from the 2013 Plan at the next regularly scheduled meeting of the Board. No option awards have been or will be granted by the Company under the version of the 2013 Plan that permits repricing of options.

2.	Equity Compensation Is Critical to the Company’s Ability to Attract and Retain Top Talent

As of May 15, 2018, our employees and non-employee directors held restricted stock awards covering 241,791 shares of our common stock, and there are 106,563 shares of our common stock available for issuance of additional awards under the 2013 Plan. For context, our per share closing stock price on May 15, 2018 was $76.60. Our equity compensation program motivates award holders to focus on long-term shareholder value by allowing them to share in any value enhancement through improved stock price performance over the vesting period of such awards (generally three year installment vesting for employee awards) and afterwards as shareholders generally, and helps align the interests of award holders with those of our Company and our shareholders. Approval of the Amendment to replenish the share reserve under our 2013 Plan is critical to our continued ability to attract, retain and incentivize top talent.

3.	Demonstrated Effective and Disciplined Management of 2013 Plan Share Reserve
Since the completion of our initial public offering (“IPO”) in April 2013, we have not requested additional authorized shares under the 2013 Plan. Over the last three fiscal years, our equity-related compensation expense has averaged less than 8.5% of our total compensation expenses and was 4.5% during fiscal year 2017. Further, our historical three-year average burn rate of 1.25% is below both the median (1.30%) and average (1.60%) burn rate of our peers. We believe that our burn rate is the most relevant objective measure of dilution to our shareholders.

4.	Successful Growth of Our Business; Increased Share Reserve Commensurate with Our Peer Group
Since our IPO, our employee population has grown by 308%. As of May 15, 2018, 1,039 of our employees and nine of our non-employee directors were eligible to receive equity awards under the 2013 Plan. Our completion of seven successful acquisitions since our IPO has expanded our employee population, and we have used equity awards as an integral component of our efforts to attract and retain key talent in connection with our acquisitions. We plan to continue to take advantage of opportunities to acquire other banking franchises both within and outside the Company’s current footprint, and our ability to grant equity-based compensation is critical to our continued growth and the execution of our strategic initiatives.
As part of its evaluation of the Amendment, and in view of the Company’s significant growth and the limited number of additional shares available for issuance under the 2013 Plan, the Committee, with the assistance of its independent compensation consultant, Johnson Associates, reviewed peer group analyses and determined that authorizing an additional 1.5 million shares for issuance under the 2013 Plan is consistent with or below the number of shares reserved for issuance under the equity compensation plans of our peer companies and is appropriate given the Company’s size, profile and strategic plan.

As stated in the Proxy Statement, the Board has adopted and recommends that shareholders vote FOR Proposal 2 because it believes the design of the 2013 Plan and the number of shares to be authorized for issuance are in the best interests of the Company and our shareholders and are consistent with good corporate governance practices.

Engagement of Proxy Solicitor

Subsequent to filing the Proxy Statement, we engaged Innisfree M&A Incorporated, an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. We have agreed to pay Innisfree M&A Incorporated a fee of $15,000, plus costs and expenses, for these services. Other costs of soliciting votes in connection with the meeting have been, or will be, paid by us. Proxies may be solicited by mail, personally or by telephone, facsimile or other means of communication by our officers, directors and other employees. These people will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services.
Your Vote is Important
Whether or not you plan to attend the meeting, please vote by completing, signing and dating the proxy card that was included with the Proxy Statement and promptly mailing it in the envelope provided or vote via the Internet or by telephone pursuant to the instructions provided on the proxy card that was included with the Proxy Statement. If you have any questions or need assistance in voting your shares, please call our proxy solicitor:

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